June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023 (April 6, 2023)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 12, 2022, ArcBest Corporation (the “Company”) filed a Current Report on Form 8-K disclosing that David Cobb, vice president and chief financial officer of the Company, had informed the Company that he will be retiring in October 2023.

On April 6, 2023, the Company announced that Matt Beasley, currently the Company’s vice president and treasurer, will replace Mr. Cobb and become vice president – chief financial officer and treasurer, effective May 14, 2023.  Upon the effective date, Mr. Beasley will become the Company’s principal financial officer. Mr. Cobb will continue with the Company as a senior advisor to facilitate the transition.

Matt Beasley, 44, joined the Company in 2022. Prior to joining the Company, Mr. Beasley served at Enable Midstream Partners and its predecessor companies from 2007 to 2021, including in senior-level finance roles. He holds a bachelor’s degree in finance and management information systems from the University of Tulsa and an MBA from St. Edward’s University.

Mr. Beasley has no family relationships with any director, executive officer, or person nominated by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Mr. Beasley and any other person pursuant to which Mr. Beasley was selected as an officer, nor is he party to any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Beasley will receive an increase in his annual base salary to $450,000 per year and will participate in benefit and compensation plans consistent with the Company’s other management team members, at levels consistent with his position and scope of responsibility. For 2023, Mr. Beasley will be eligible to participate in the Company’s short- and long-term cash incentive plans applicable to fiscal 2023, with a target annual cash incentive opportunity of 65% of his base salary payable upon the attainment of certain company-wide performance goals for fiscal 2023, and a target long-term cash incentive opportunity of $90,000 payable upon the attainment of certain company-wide performance goals for the three-year period ended December 31, 2025.  Starting in 2024, Mr. Beasley’s target long-term cash incentive opportunity will be $300,000 (or such other amount as may be determined by the Compensation Committee). In addition, Mr. Beasley will be able to participate in the Company’s equity compensation program and will receive an equity grant with a target value of $300,000 (or such other amount as may be determined by the Compensation Committee), with such equity grant to be made when the Compensation Committee approves equity grants for management, which is expected to occur at the Compensation Committee’s regularly scheduled meeting in the second quarter of 2023.

ITEM 7.01 – REGULATION FD DISCLOSURE

On April 6, 2023, the Company issued a press release announcing the appointment of Mr. Beasley as the Company’s new chief financial officer and treasurer.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

99.1*	Press release of ArcBest dated April 6, 2023
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	April 6, 2023	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer
and Corporate Secretary